Exhibit 10.12

BATS HOLDINGS, INC.

2008 STOCK OPTION PLAN

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (“Agreement”) is made and entered into, as of the Grant Date set forth on the signature page hereto, by and between BATS Holdings, Inc., a Delaware corporation (the “Company”), and                      (“Optionee”).

R E C I T A L S

A. The Company has established and maintains the BATS Holdings, Inc. 2008 Stock Option Plan (“Plan”) in order to attract and retain outstanding individuals to serve as officers, Directors, or employees of the Company and its Affiliates and to increase stockholder value by granting Nonstatutory Stock Options to certain Directors, officers, and employees of the Company and its Affiliates.

B. Optionee is an Eligible Associate under the terms of the Plan and has been granted an Option under the Plan to purchase shares of the common stock of the Company, subject to Optionee entering into this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Initially capitalized terms used in this Agreement have the meaning given to such terms in the Plan, except as expressly otherwise herein provided.

(b) With respect to Option grants to a Director, references herein to “employment” shall be deemed to refer to such person’s “service relationship” with the Company or a Subsidiary.

2. Grant of Option. The Company, pursuant to the Plan, hereby grants to Optionee an option (as described on the signature page attached hereto) (the “Option”) to purchase all or any part of the number of shares of common stock of the Company set forth on the signature page hereof (“Option Shares”) at the Option Price per share set forth on the signature page hereof, subject to the terms and conditions of the Plan and further subject to the terms and conditions hereinafter set forth. The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

3. Terms and Conditions of Grant.

(a) Vesting. The Option shall vest and become exercisable in accordance the vesting schedule set forth on the signature page hereto. To the extent so provided on the signature page hereto, vesting of the Option may also be accelerated in the event there is a Change in Control with respect to the Company. The Option will cease to be exercisable following termination of Optionee’s employment as described in Section 4.

(b) Term of Option. The term of the Option shall expire at 11:59 p.m. Central Time on the fifth anniversary of the Grant Date of the Prior Option, unless terminated earlier in accordance herewith. In no event, may any portion of the Option be exercised after it has expired.

(c) Manner of Exercise. Optionee may, subject to the limitations in this Agreement and the Plan, exercise all or any portion of the Option that has vested. In order to exercise the Option, Optionee shall deliver to the Company a written notice specifying the number of Option Shares to be purchased, accompanied by payment in full of the entire Option Price with respect to such Option Shares and an amount equal to the aggregate minimum federal, state and local income and employment taxes which the Company is obligated to withhold and deposit on behalf of Optionee with respect to such exercise (“Withholding Obligation”). The Committee may, in its discretion, permit Optionee to pay all or part of the Option Price or Withholding Obligation of Optionee by delivering to the Company for cancellation, Option Shares or an unexercised, but then exercisable, portion of the Option to purchase Option Shares, provided that only whole Option Shares (or a portion of the Option representing only whole Option Shares) may be so used for payment of the Withholding Obligation and any portion of the Withholding Obligation which can not be satisfied with whole Option Shares (or a portion of the Option representing only whole Option Shares) must be paid in cash. No portion of the Option may be exercised after it has expired pursuant to Section 3(b) above or the termination of Optionee’s rights with respect to the Option pursuant to Section 4 below.

(d) Adjustment in Capitalization. In the event of any dividend or other distribution (in whatever form), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event which affects the Common Stock, the Committee shall adjust the terms of this Agreement and the Option, to the extent necessary, in its sole discretion, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or this Agreement. In no event shall the Committee adjust the terms of this Agreement or the Option in a manner which would cause the Option to be subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

4. Exercise in Event of Death or Termination of Employment.

(a) Termination of Employment. For purposes of this Agreement, Optionee’s employment shall be deemed to have terminated at the close of business on the day immediately before the first day on which Optionee has a separation of service for purposes of Section 409A of the Code with respect to the Company or all Affiliates for any reason. An Optionee shall not be deemed to have incurred a separation of service to the extent that Optionee is on military leave, sick leave or a bona fide leave of absence for a period not to exceed six months, provided there is a reasonable expectation that Optionee will return to perform services for the Company or an Affiliate following such leave of absence. If Optionee’s employment terminates, but the Company reasonably anticipates that Optionee will continue to provide services to the Company or an Affiliate, either as an employee or independent contractor at a level that is more than twenty percent (20%) of the average level of services provided by Optionee over the preceding

36 months, Optionee shall not be deemed to have had a separation from service. If Optionee is providing services to the Company other than as an employee, for purposes of this Agreement, Optionee’s shall be deemed to have separated from service when there is a good faith complete termination of all service relationships between Optionee and the Company and all Affiliates and no renewal of the service relationship is anticipated.

(b) Exercise Following Termination of Employment. If Optionee’s employment terminates for any reason other than Death or Disability, the Option held by Optionee at the time of such termination of employment may be exercised at any time which is both before the time such Option would otherwise expire and within seven (7) days of the date of such termination, but only with respect to the portion of the Option which was exercisable on the date of Optionee’s termination of employment. To the extent such Option was not exercisable on the date of Optionee’s termination of employment, such portion of the Option shall terminate.

(c) Death or Disability. If Optionee dies while employed by the Company or a Subsidiary, or within three month following the termination of Optionee’s employment due to Disability, the Option held by Optionee at the time of death may be exercised by Optionee’s estate or the person to whom such Option is transferred by will or the applicable law of descent and distribution, with respect to all or any part of the Option which was exercisable by Optionee immediately prior to his or her death, at any time which is both before the time such Option would otherwise expire and the six month anniversary of the date of death. If Optionee’s employment is terminated by the Company or a Subsidiary as a consequence of his or her Disability, any Option held by Optionee at the time of such termination may be exercised by Optionee at any time which is both before the time such Option would otherwise expire and prior to the three month anniversary of the date his or her employment terminated, but only with respect to the portion of the Option which was exercisable on the date of Optionee’s termination of employment.

5. Limitations on Transferability of Options.

(a) General Limitation. The Option shall not be transferable by Optionee (or any successor or assign) other than by will or, if Optionee dies intestate, by the laws of descent and distribution of the state of his or her domicile at the time of his or her death, and (except as otherwise provided in Section 4 hereof) the Option shall be exercisable only by Optionee during Optionee’s lifetime and only while Optionee is employed by the Company or a Subsidiary.

(b) Beneficiaries. The person or persons whose name appears on the signature page hereof after the caption “Beneficiary” or on any designation form provided by the Company, or any successor designated by Optionee in accordance herewith (“Beneficiary”) shall be entitled to exercise the Option, to the extent it is exercisable after the death of Optionee, for the period provided in Section 4. Optionee may from time to time revoke or change his or her beneficiary designation without the consent of any prior designee by filing a new designation with the Committee which administers the Plan. The last designation received by the Committee shall be controlling, provided that no designation received by the Committee after the date of Optionee’s death shall be effective. If no valid designation is in effect at the time of Optionee’s death, the Beneficiary shall be deemed to be Optionee’s estate. Upon the death of the Beneficiary, following the death of Optionee, the Option shall immediately expire and terminate.

6. Investment Representation of Optionee. Optionee hereby represents and warrants that (a) any Option Shares purchased pursuant to the exercise of the Option will be purchased for investment for his or her own account and not with a view to, or for sale or other disposition in connection with, any distribution thereof, (b) he has been provided with a copy of the Plan and any Option Shares he purchases will be purchased with full knowledge of and subject to the restrictions on transfer and other restrictions contained in this Agreement and the Plan, (c) he understands that the Option Shares may only be sold or otherwise transferred pursuant to an effective registration statement under applicable federal and state securities laws or pursuant to an exemption from registration under such laws.

7. Restrictions on Shares Purchased upon Exercise of Option.

(a) Optionee shall not, during his or her lifetime, sell, assign, mortgage, hypothecate, transfer, pledge, create a security interest in or lien on, encumber, gift, place in trust (either voting or other), or otherwise dispose of the Option or any Option Shares acquired pursuant to exercise of the Option, or any portion thereof or interest therein, other than in accordance with and as expressly permitted by this Agreement and that certain Investors Rights Agreement by and among the Company and the stockholders of the Company (“Investors Rights Agreement”). No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust, or other disposition of, or creation of a security interest in or lien on, any of the shares by any holder thereof in violation of this Agreement will be valid and the Company will not transfer any of the shares on its books nor will any such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been compliance with the terms of this Agreement.

(b) Optionee shall only sell, assign, gift, transfer or otherwise dispose of the Option Shares acquired pursuant to exercise of this Option, or any portion thereof, if prior to such transfer the Company receives a favorable opinion of legal counsel, reasonably acceptable to the Company, to the effect that the transfer is being made pursuant to a valid exemption from registration under the Securities Act of 1933, as amended, and all applicable state securities laws or pursuant to an effective registration statement.

(c) To the extent that Option Shares are issued to Optionee which are not registered under the Securities Act of 1933 pursuant to an effective registration statement, the stock certificates evidencing such Option Shares may bear such restrictive legend as the Company deems to be required or advisable under applicable law.

(d) The right of Optionee to exercise this Option and receive Option Shares is expressly conditioned on and subject to Optionee becoming a party to and becoming legally bound by the Investor Rights Agreement.

8. Incorporation of Terms of Plan. The terms of the Plan are incorporated herein by reference and Optionee’s rights hereunder are subject to such terms. To the extent the terms of the Plan are inconsistent with the terms of this Agreement, the terms of this Agreement shall control. Optionee hereby agrees to comply with all requirements of the Plan.

9. Miscellaneous Provisions.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles of conflict of laws thereof.

(b) Amendment and Termination. The Board or Committee may at any time amend, alter, suspend, discontinue or terminate this Agreement, provided that no such action that materially changes or in any way impairs the rights of Optionee under this Agreement shall be effective unless consented to by Optionee in writing or unless such action is expressly permitted under this Agreement.

(c) Gender. Except where otherwise indicated by context, any masculine term used herein shall also include the feminine.

(d) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements and supersedes all prior negotiations, representations, offer letters, employment agreements, other agreements or any other written or oral communications concerning the grant of options.

(e) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Agreement and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

BATS Holdings, Inc.

By:

Title:

Optionee

Grant Date:

Option Expiration Date:

No. of Shares:

Option Price: $             per share

Vesting Schedule:

Years of Continuous Service	Vesting Percentage
Less than one year:	0%
More than one but less than two years:	25%
More than two but less than three years:	50%
More than three but less than four years:	75%
More than four years:	100%

[The Option shall become fully vested upon a Change in Control]

To be completed by Optionee:

See attached Beneficiary Designation form